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                                                      1800 Massachusetts Ave, NW
                                                      Suite 200
[KIRKPATRICK & LOCKHART LLP LOGO]                     Washington, DC 20036-1221
                                                      202.778.9000
                                                      202.778.9100 Fax
                                                      www.kl.com


                                                  March 31, 2003


EQ Advisors Trust
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

         We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 26 to the Trust's Registration Statement on Form N-1A (File Nos. 333-17217; 811-07953) (the "Post-Effective Amendment'), registering an indefinite number of Class IA and IB shares of beneficial interest of each series of the Trust listed in Schedule A attached to this opinion letter (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Agreement and Declaration of Trust, as amended, and By-Laws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

         2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the



    BOSTON o DALLAS o HARRISBURG o LOS ANGELES o MIAMI o NEWARK o NEW YORK
                    o PITTSBURGH o SAN FRANCISCO o WASHINGTON


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[KIRKPATRICK & LOCKHART LLP LOGO]
EQ Advisors Trust
March 28, 2003
Page 2


Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                                              Very truly yours,

                                              /s/ Kirkpatrick & Lockhart LLP
                                              ----------------------------------
                                              KIRKPATRICK & LOCKHART LLP



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                                   SCHEDULE A

                                EQ ADVISORS TRUST

                          EQ/Aggressive Stock Portfolio
                       EQ/Alliance Common Stock Portfolio
                     EQ/Alliance Growth and Income Portfolio
                             EQ/High Yield Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                            EQ/Money Market Portfolio
                      EQ/Alliance Premier Growth Portfolio
                       EQ/Alliance Quality Bond Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                              EQ/Balanced Portfolio
                    EQ/Bernstein Diversified Value Portfolio
                    EQ/Calvert Socially Responsible Portfolio
                   EQ/Capital Guardian International Portfolio
                     EQ/Capital Guardian Research Portfolio
                    EQ/Capital Guardian U.S. Equity Portfolio
                      EQ/Emerging Markets Equity Portfolio
                          EQ/Equity 500 Index Portfolio
                          EQ/Evergreen Omega Portfolio
                             EQ/FI Mid Cap Portfolio
                       EQ/FI Small/Mid Cap Value Portfolio
                     EQ/International Equity Index Portfolio
                       EQ/J.P. Morgan Core Bond Portfolio
                       EQ/Janus Large Cap Growth Portfolio
                       EQ/Lazard Small Cap Value Portfolio
                           EQ/Marsico Focus Portfolio
                     EQ/Mercury Basic Value Equity Portfolio
                   EQ/MFS Emerging Growth Companies Portfolio
                        EQ/MFS Investors Trust Portfolio
                    EQ/Putnam Growth & Income Value Portfolio
                    EQ/Putnam International Equity Portfolio
                      EQ/Putnam Investors Growth Portfolio
                           EQ/Putnam Voyager Portfolio